Exhibit 99.1

SAEXPLORATION RECEIVES NASDAQ NOTIFICATION LETTER

CALGARY, AB – August 26, 2013 - SAExploration Holdings, Inc. (NASDAQ: SAEX) (OTCBB: SAEXW) (“SAE”) today announced that, due to the previously disclosed delay in the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 (“Q2 2013”), SAE received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on August 20, 2013. The letter, which was issued in accordance with standard Nasdaq procedure and states that SAE is no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file periodic financial reports with the Securities and Exchange Commission.

As previously disclosed, SAE made a determination to restate its financial statements for the quarter ended March 31, 2013 (“Q1 2013”) to make certain adjustments to direct operating expenses between Q1 2013 and Q2 2013. SAE was not able to timely file its Form 10-Q for Q2 2013 because of the time involved in completing the restatement.

The Nasdaq letter has no immediate effect on the listing of SAE’s common stock. Pursuant to the letter, SAE has 60 days from the date of the letter, or until October 20, 2013, to submit a plan to regain compliance with the Nasdaq Listing Rules. SAE intends to file its Form 10-Q for the quarter ended June 30, 2013 on August 27, 2013, well in advance of the due date for the plan and should thereafter be able to regain compliance with the NASDAQ continued listing requirements.

This announcement is being made in compliance with Nasdaq Listing Rules 5810(b).

About SAExploration Holdings, Inc.

SAE is a holding company of various subsidiaries which cumulatively form a geographically diversified seismic data acquisition company. SAE provides a full range of 2D, 3D and 4D seismic data services to its clients, including surveying, program design, logistical support, data acquisition, processing, camp services, catering, environmental assessment and community relations. SAE services its multinational client base from offices in Canada, Alaska, Peru, Columbia, Bolivia, Papua New Guinea, New Zealand and Brazil. SAE’s website is www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans" and variations of these words or similar words. These forward-looking statements include statements regarding SAE’s plans for regaining compliance with the Nasdaq Listing Rules and the anticipated filing date of SAE’s Form 10-Q for Q2 2013. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include the risk that additional information may become available in preparing and reviewing the financial statements that would require additional time and effort to complete the restatement of SAE’s Q1 2013 financial statements and to finalize its Q2 2103 financial statements and file the Form 10-Q and the possible delisting of SAE’s common stock on Nasdaq. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:

SAExploration Holdings, Inc.	The Equity Group Inc.
Brent Whiteley	Devin Sullivan
Chief Financial Officer and General Counsel	Senior Vice President
713-816-6392	212-836-9608
bwhiteley@saexploration.com	dsullivan@equityny.com

Thomas Mei, Associate
212-836-9614
tmei@equityny.com